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                                                                   EXHIBIT 10.22

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                       WARRANT TO PURCHASE COMMON STOCK
                                      of
                               PETOPIA.COM, INC.

                          Void after January 21, 2005

          This Warrant is issued to NBC-PETO Holding, Inc. ("NBC") ("Holder") by Petopia.com, Inc., a Delaware corporation (the "Company"), on January 21, 2000 (the "Warrant Issue Date"). This Warrant is issued in consideration of NBC's execution and delivery of that certain Letter Agreement, dated as of the date hereof by and between the Company and NBC (the "Letter Agreement").

1.   Purchase Shares.  Subject to the terms and conditions hereinafter set
     ---------------
forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company Nine Hundred Seventeen Thousand Seven Hundred Forty Nine (917,749) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this
Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

2.   Exercise Price.  The purchase price for the Shares shall be equal to $7.50,
     --------------
as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price"). The purchase price shall be payable in cash.

3.   Exercise Period.  This Warrant shall be exercisable, in whole or in part,
     ---------------
during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on January 21, 2005 (the "Expiration Date").
                       ---------------

4.   Method of Exercise.  While this Warrant remains outstanding and exercisable
     ------------------
in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

     (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, on or prior to the Expiration Date, to the Secretary of the Company at its principal offices; and
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     (b)  the payment to the Company of an amount equal to the aggregate
Exercise Price for the number of Shares being purchased immediately following the later of (i) delivery of the Notice of Exercise or (ii) termination or expiration of any waiting period under the HSR Act (as defined below), if applicable.

If the Warrant shall be exercised for less than the total number of shares of Common Stock then issuable upon exercise, promptly after surrender of the Warrant upon such exercise (but no later than twenty (20) days after such surrender), the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Common Stock purchasable hereunder upon the same terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, the Holder may elect to receive a net issuance of Common Stock pursuant to Section 5 when converting this Warrant in part.

Notwithstanding anything to the contrary contained herein, following NBC's delivery of the Notice of Exercise to the Company on or prior to the Expiration Date, NBC and the Company party shall use their reasonable commercial efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the delivery of the Common Stock, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, without limitation and to the extent applicable, an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions contemplated hereby, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Warrant; provided that neither NBC, the Company nor any of their Affiliates shall be required to make any disposition, including, without limitation, any disposition of, or any agreement to hold separate, any subsidiary, asset or business, and neither NBC, the Company nor any of their Affiliates shall be required to make any payment of money (other than the payment of filing fees and legal expenses) nor shall any party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would, in the case of NBC, materially and adversely affect the economic benefits to NBC of this Warrant or in the case of the Company, materially and adversely affect the business of the Company.

5.   Net Exercise.  In lieu of exercising this Warrant pursuant to Section 4,
     ------------
the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                              Y (A - B)
                              ---------
                         X =      A

Where:    X =  The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

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          Y =  The number of Shares in respect of which the net issue election is made;

          A = The fair market value of one share of the Common Stock at the time the net issue election is made;

          B =  The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the closing price of the securities on such exchange on the trading day immediately preceding the date of delivery of the Notice of Exercise (it being understood that the original Warrant may be surrendered on the subsequent day if such original Warrant is provided to an overnight courier service (eg, Federal Express) on the date of delivery of such Notice); (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) on the trading day immediately preceding the date of delivery of the Notice of Exercise (it being understood that the original Warrant may be surrendered on the subsequent day if such original Warrant is provided to an overnight courier service (eg, Federal Express) on the date of delivery of such Notice); and (iii) if there is no public market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, if the Warrant is being exercised upon the closing of the Company's initial underwritten public offering of common stock (the "IPO"), the value will be the initial "Price to Public" of one share of such Common Stock specified in the final prospectus with respect to such offering.

6.   Certificates for Shares.  Upon the exercise of the purchase rights
     -----------------------
evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within the later of (a) twenty (20) days of the delivery of the Notice of Exercise or (b) three (3) days after the expiration or termination of any waiting period under the HSR Act.

7.   Issuance of Shares.  The Company covenants that the Shares, when issued
     ------------------
pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company shall pay all taxes and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of the certificates representing Common Stock issued hereunder.

8.   Adjustment of Exercise Price and Number of Shares.  The number of and kind
     -------------------------------------------------
of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)  Subdivisions, Combinations and Other Issuances.  If the Company
               ----------------------------------------------
     shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its

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     Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)  Reclassification, Reorganization and Consolidation.  In case of
               --------------------------------------------------
     any reclassification, capital reorganization, merger, consolidation or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, merger, consolidation or other change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, merger or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, merger or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price hereunder, provided the aggregate Exercise Price shall remain the same.

          (c)  No Impairment.  The Company shall not, by amendment of its
               -------------
     Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 8 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 8 against impairment. If the Company takes any action affecting Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward.

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          (d)  Notice.  Upon any adjustment of the Exercise Price and any
               ------
     increase or decrease in the number of shares of Common Stock purchasable upon the exercise or conversion of this Warrant, then, and in each such case, the Company, as promptly as practicable thereafter, shall give written notice thereof to the Holder of this Warrant at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise or conversion of this Warrant, setting forth in reasonable detail the method of calculation of each.

9.   No Fractional Shares or Scrip.  No fractional shares or scrip representing
     -----------------------------
fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.  No Stockholder Rights.  Prior to exercise of this Warrant, the Holder shall
     ---------------------
not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant.

11.  Transfers of Warrant.  This Warrant and all rights hereunder may not be
     --------------------
transferred by Holder either in whole or in part; provided, however, that subject to compliance with applicable federal and state securities laws, and upon written notice to the Company, Holder may transfer this Warrant in whole
(i) to a wholly-owned subsidiary of the Holder, (ii) to an entity or corporation that acquires all or substantially all of the assets of the Holder, or (iii) to the surviving corporation of a merger or consolidation of the Holder as a result of which the stockholders of the Holder immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving corporation. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

12.  Successors and Assigns.  The terms and provisions of this Warrant shall
     ----------------------
inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

13.  Amendments and Waivers.  Any term of this Warrant may be amended and the
     ----------------------
observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

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14.  Notices.  All notices required under this Warrant shall be deemed to have
     -------
been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt (or oral confirmation) that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

15.  Reservation of Stock.  On and after the Warrant Issuance Date, the Company
     --------------------
will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock issuable upon the exercise or conversion of this Warrant.

16.  Captions.  The section and subsection headings of this Warrant are inserted
     --------
for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

17.  Representation and Warranties.  The Company hereby makes all the
     -----------------------------
representations and warranties set forth in Section 2 of the Series D Preferred Stock Purchase Agreement dated November 29, 1999, as amended on the date hereof, by and among the Company, the Holder and certain other investors, except as set forth on a Schedule of Exceptions attached thereto as Exhibit C.
                                                      ---------

18.  Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the
     -------------------------------------------------
Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation or delivery, in lieu of this Warrant.

19.  Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the
     ---------------------------------
taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in San Francisco, California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday in San Francisco, California.

20.  Governing Law.  This Warrant shall be governed by the laws of the State of
     -------------
California as applied to agreements among California residents made and to be performed entirely within the State of California.

          IN WITNESS WHEREOF, Petopia.com, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                                        PETOPIA.COM, INC.



                                        By: /s/ Andrea C. Reisman
                                            ---------------------------------
                                        Name:  Andrea C. Reisman
                                        Title: Chief Executive Officer